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                                                                    EXHIBIT 12.1


                        ARDEN REALTY LIMITED PARTNERSHIP
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                      (AMOUNTS IN THOUSANDS, EXCEPT RATIOS)


                                                                    ARDEN REALTY LIMITED PARTNERSHIP
                                                       ------------------------------------------------------
                                                                                               FOR THE PERIOD
                                                                                                 OCTOBER 9,
                                                         FOR THE YEARS ENDED DECEMBER 31,          1996 TO
                                                      --------------------------------------     DECEMBER 31,
                                                        1999           1998           1997           1996
                                                      --------       --------       --------       --------
Earnings Available to Cover Fixed Charges:
Income before extraordinary items                     $102,393       $ 95,794       $ 44,286       $  8,426

Add: Interest Expense                                   60,239         43,403         19,511          1,280
                                                      --------       --------       --------       --------

Total Earnings Available to Cover Fixed Charges       $162,632       $139,197       $ 63,797       $  9,706
                                                      ========       ========       ========       ========

Fixed Charges:
     Interest Expense                                   60,239         43,403         19,511          1,280
     Interest Capitalized                                9,587          8,920          1,178             57
     Preferred Distributions                             1,354              -              -              -
                                                      --------       --------       --------       --------

Total Fixed Charges                                   $ 71,180       $ 52,323       $ 20,689       $  1,337
                                                      ========       ========       ========       ========

Ratio of Earnings to Fixed Charges                       2.28x          2.66x          3.08x          7.26x
                                                      ========       ========       ========       ========

                                                              ARDEN PREDECESSORS
                                                         ----------------------------
                                                         FOR THE PERIOD
                                                           JANUARY 1,    FOR THE YEAR
                                                            1996 TO         ENDED
                                                           OCTOBER 8,    DECEMBER 31,
                                                             1996            1995
                                                           --------        --------
Earnings Available to Cover Fixed Charges:
Income before extraordinary items                          ($ 4,917)       ($   576)

Add: Interest Expense                                        24,521           5,537
                                                           --------        --------

Total Earnings Available to Cover Fixed Charges            $ 19,604        $  4,961
                                                           ========        ========

Fixed Charges:
     Interest Expense                                        24,521           5,537
     Interest Capitalized                                         -               8
     Preferred Distributions                                      -               -
                                                           --------        --------

Total Fixed Charges                                        $ 24,521        $  5,545
                                                           ========        ========

Ratio of Earnings to Fixed Charges                            0.80x           0.89x
                                                           ========        ========


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
                                                    FOR THE THREE
                                                    MONTHS ENDED                        YEAR ENDED DECEMBER 31,
                                                  ---------------  -------------------------------------------------------------
                                                      MARCH
                                                     31, 1998         1997         1996         1995        1994        1993
                                                  ---------------  ----------   ----------   ----------   ---------   --------
Ratio of Earnings to Fixed Charges                     1.73           1.92         1.77         2.25        2.89        3.47
Ratio of Earnings to Combined Fixed Charges            1.53           1.61         1.60         2.25        2.89        3.47
Ratio of FFO to Fixed Charges                          2.54           2.87         2.78         3.35        3.21        7.26
Ratio of FFO to Combined  Fixed Charges                2.24           2.40         2.52         3.35        3.21        7.26